                                                                                                                     Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Pointer Telocation Ltd. (the "Company") registering 500,000 Ordinary Shares of the Company, issuable pursuant to the Company's Employee Share Option Plan (2003), as amended, of our report dated March 30, 2011, with respect to the consolidated financial statements of the Company included in its Annual Report (Form 20-F), for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

    /s/ Kost Forer Gabbay & Kasierer

             A Member of Ernst & Young Global

Tel Aviv, Israel

Date: March 30, 2011